FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P. (the “Partnership”), is entered into as of August 30, 2012, by and among American Realty Capital Trust, Inc., a Maryland corporation, the general partner of the Partnership (the “General Partner”), American Realty Capital Advisors, LLC, the initial limited partner of the Partnership, a Delaware limited liability company (the “Initial Limited Partner”) and ARC Real Estate Partners, LLC, a Delaware limited liability company (the “Additional Limited Partner”).

RECITALS

WHEREAS, the General Partner formed the Partnership as a limited partnership pursuant to and in accordance with the Revised Uniform Limited Partnership Act of the State of Delaware, as amended from time to time, by filing a Certificate of Limited Partnership of the Partnership with the office of the Secretary of State of the State of Delaware on August 17, 2007 (as amended on August 21, 2007 and as further amended on June 2, 2008).

WHEREAS, the General Partner and the Initial Limited Partner entered into the Agreement of Limited Partnership, dated as of August 17, 2007, as amended by that certain First Amendment to Agreement of Limited Partnership, dated as of June 2, 2008, and as further amended by that certain Second Amendment to Agreement of Limited Partnership, dated as of December 22, 2008 (collectively, the “Original Agreement”).

WHEREAS, in order to restate the Original Agreement in its entirety in conjunction with the listing of the General Partners shares on NASDAQ and the internalization of the General Partner’s management, the General Partner and the Initial Limited Partner entered into the Amended and Restated Agreement of Limited Partnership, dated as of March 1, 2012 (the “Partnership Agreement”).

WHEREAS, on the date hereof, but prior to entering into this Agreement, the General Partner has admitted the Additional Limited Partner to the Partnership pursuant to the Contribution Agreement between the Partnership, the General Partner and the Additional Limited Partner, dated as of August 30, 2012.

WHEREAS, the General Partner, the Initial Limited Partner and the Additional Limited Partner desire to amend the Partnership Agreement to include a special allocation to the Additional Limited Partner.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein the Partners hereby agree to amend the Partnership Agreement as follows:

1.	Each of the following defined terms as used throughout the Partnership Agreement shall be replaced with the corresponding defined term as follows:

Defined Term	Replacement Defined Term

“OP Unit Redemption Amount”	“OP Units Conversion Amount”

“OP Units Redemption Right”	“OP Unit Conversion Right”

“Redemption Shares”	“Conversion Shares”

“Redeeming Limited Partner”	“Converting Limited Partner”

“Notice of Redemption”	“Notice of Conversion”

“Specified Redemption Date”	“Specified Conversion Date”

2.	Article I of the Partnership Agreement is hereby amended as follows:

a.	The definition of “Cash Amount” is hereby restated in its entirety as follows:

“Cash Amount” means an amount of cash per OP Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Conversion.

b.	The definition of “OP Unit Redemption Amount” is hereby deleted in its entirety, and the following new definition is substituted in its place:

“OP Unit Conversion Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner pursuant to Section 8.04(a) hereof

c.	The definition of “Restriction Notice” is hereby restated in its entirety as follows:

“Restriction Notice” has the meaning set forth in Section 8.04(e) hereof.

d.	The following definitions are hereby added:

“Subordinated Incentive Listing Deduction” has the meaning set forth in Section 5.01(b)(iv) hereof.

“Subordinated Incentive Listing Note” means the promissory note that may be co-issued by the General Partner and the Partnership in favor of AR Capital, LLC, a Delaware limited liability company and the sole member of the Initial Limited Partner, on October 9, 2012, in accordance with the terms of that certain Incentive Listing Fee Note Agreement to be entered into by and among the Partnership, the General Partner and AR Capital, LLC.

e.	The definition of “Target Capital Account” is hereby restated in its entirety as follows:

“Target Capital Account” means the Capital Account of a Partner adjusted as follows: (a) increased by the aggregate amount of Depreciation, if any, allocated to such Partner under Section 5.01(b)(i), (b) decreased by the amounts of Net Property Gain, if any, allocated to such Partner under Section 5.01(b)(ii), and (c) decreased by the amounts of Liquidating Gain, if any, allocated to such Partner under Section 5.01(b)(iii); provided, that no adjustment shall be made for amounts specially allocated under Section 5.01(b)(iv).

3.      Section 5.01(b)(iii) of the Partnership Agreement is hereby amended by inserting the following text in the first sentence of such Section 5.01(b)(iii) immediately after the text “5.01(b)(ii)”:

“, 5.01(b)(iv)”

4.      Section 5.01(b) of the Partnership Agreement is hereby amended by inserting the following new clauses (iv) and (v) to the end of such Section 5.01(b):

(iv) Special Allocation of Incentive Fee Deduction. Notwithstanding any other provisions of this Sections 5.01 and after giving effect to the special allocations in Sections 5.01(b)(i), 5.01(b)(ii) and 5.01(c), 100% of the Partnership’s deduction attributable to the subordinated incentive listing fee (the amount of such fee to be equal to the principal amount of the Subordinated Incentive Listing Note) (the “Subordinated Incentive Listing Deduction”) shall be allocated to the Additional Limited Partner in the 2012 taxable year of the Partnership.

(v) Special Income Allocation. Commencing six years after the issuance of the Subordinated Incentive Listing Note, notwithstanding any other provision of this Section 5.01 and after giving effect to the special allocations in Sections 5.01(b)(i), 5.01(b)(ii) and 5.01(c), Net Income, and, to the extent necessary, individual items of income (including gross income) or gain shall be allocated first to the Additional Limited Partner to the extent the cumulative amount of the Subordinated Incentive Listing Deduction allocated to the Additional Limited Partner pursuant to Section 5.01(b)(iv) causes a deficit balance in the Capital Account of the Additional Limited Partner.

5.	Section 5.01(c)(vii) of the Partnership Agreement is hereby deleted in its entirety, and the following new Section 5.01(c)(vii) is substituted in its place.

(vii) Capital Account Deficits. If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period (A) which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations and (B) commenting six years after the issuance of the Subordinated Incentive Listing Note, which is in excess of, to the extent not otherwise accounted for in Section 5.01(c) hereof, such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.01(c)(vii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been made as if Section 5.01(c)(iii) and this Section 5.01(c)(vii) were not in this Agreement

6.	Section 5.06(d) of the Partnership Agreement is hereby restated in its entirely as follows:

(d) If the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, (i) distributions shall be made to the Partners who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations, (ii) if the Initial Limited Partner’s Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during with such liquidation occurs), such Initial Limited Partner shall restore and contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero but not to exceed $10,000,000.00 in compliance with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations, and (iii) if the Additional Limited Partner’s Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during with such liquidation occurs), such Additional Limited Partner shall restore and contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero but not to exceed the amount of the Subordinated Incentive Listing Deduction (if any) allocated to the Additional Limited Partner in compliance with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations, which restoration and contribution shall be, in the case of clauses (ii) and (iii) of this Section 5.06(d), before the later to occur of (x) the end of the taxable year in which the Partnership (or such Limited Partner’s interest) is liquidated, or (y) ninety (90) days after the date of the liquidation of the Partnership (or such Limited Partner’s interest), which amount shall be paid to creditors of the Partnership or, if the amount contributed exceeds the amount due to creditors, shall be distributed to the Partners with positive Capital Account balances. If any Partner (other than the Initial Limited Partner or the Additional Limited Partner) has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during with such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. Consistent with Section 1.704-1(b)(2)(iv)(l) of the Regulations, a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code shall not result in a liquidation of the Partnership for purposes of this Section 5.06(d).

7.	Section 8.04 of the Partnership Agreement is hereby restated in its entirety as follows:

8.04	OP Unit Conversion Right.

(a) Subject to Sections 8.04(b), (c), (d) and (e) hereof and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to OP Units held by them, each Limited Partner, shall have the right (the “OP Unit Conversion Right”) to require the General Partner to purchase on a Specified Conversion Date all or a portion of the OP Units held by such Limited Partner at a purchase price equal to and in the form of the OP Unit Conversion Amount to be paid by the General Partner, provided that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), which period shall include the period that Partnership Units that were converted into such OP Units were held, and subject to any restriction agreed to in writing between the Converting Limited Partner and the General Partner. The OP Unit Conversion Right shall be exercised pursuant to a Notice of Exercise of Conversion Right in substantially the form attached hereto as Exhibit B delivered to the General Partner (with a copy to the Partnership) by the Limited Partner who is exercising the OP Unit Conversion Right (the “Converting Limited Partner”); provided, however, that the General Partner shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount; and provided, further, that no Limited Partner may deliver more than two Notices of Conversion during each calendar year. A Limited Partner may not exercise the OP Unit Conversion Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner. The Converting Limited Partner shall have no right, with respect to any OP Units so converted, to receive any distribution paid with respect to OP Units if the record date for such distribution is on or after the Specified Conversion Date.

A Limited Partner that exercises the OP Unit Conversion Right shall be treated as having offered to sell the OP Units described in the Notice of Conversion to the General Partner, whereupon the General Partner shall acquire the OP Units offered for Conversion by the Converting Limited Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. The Converting Limited Partner and the General Partner shall treat the transaction between the General Partner and the Converting Limited Partner for federal income tax purposes as a sale of the Converting Limited Partner’s OP Units to the General Partner. Each Converting Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the OP Unit Conversion Right.

(b) Notwithstanding the provisions of Section 8.04(a) hereof, a Limited Partner shall not be entitled to exercise the OP Unit Conversion Right if the delivery of REIT Shares to such Limited Partner on the Specified Conversion Date by the General Partner pursuant to Section 8.04(a) hereof would (i) result in such Limited Partner or any other Person (as defined in the Charter) owning, directly or indirectly, REIT Shares in excess of the Aggregate Share Ownership Limit or any Excepted Holder Limit (each as defined in Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of the General Partner’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause the General Partner to fail to qualify as a REIT under the Code, or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or OP Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion and without the consent of any other Partner or Person, may waive the restriction on conversion set forth in this Section 8.04(b).

(c) Any Cash Amount to be paid to a Converting Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Conversion Date; provided, however, that the General Partner may elect to cause the Specified Conversion Date to be delayed for up to an additional 90 days to the extent required for the General Partner to have sufficient cash available to make such payment of the Cash Amount, including by causing additional REIT Shares to be issued to raise such cash. Any REIT Share Amount to be paid to a Converting Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Conversion Date; provided, however, that the General Partner may elect to cause the Specified Conversion Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued. Notwithstanding the foregoing, the General Partner agrees to use its reasonable best efforts to cause the closing of the acquisition of converted OP Units hereunder to occur as quickly as reasonably possible.

(d) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Converting Limited Partner’s exercise of the OP Unit Conversion Right. If a Converting Limited Partner believes that it is exempt from such withholding upon the exercise of the OP Unit Conversion Right, such Partner must furnish the General Partner with a FIRPTA Certificate in substantially the form attached hereto as Exhibit C-1 or Exhibit C-2. If the General Partner is required to withhold and pay over to any taxing authority any amount upon a Converting Limited Partner’s exercise of the OP Unit Conversion Right and if the OP Unit Conversion Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount of consideration received by such Partner in exchange for its OP Units. If, however, the OP Unit Conversion Amount is less than the Withheld Amount, the Converting Limited Partner shall not receive any portion of the OP Unit Conversion Amount, the OP Unit Conversion Amount shall be treated as an amount of consideration received by such Partner in exchange for its OP Units, and the Partner shall contribute the excess of the Withheld Amount over the OP Unit Conversion Amount to the General Partner before the General Partner is required to pay over such excess to a taxing authority.

(e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their OP Unit Conversion Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.	Clause (c)(vii) of Section 9.02 of the Partnership Agreement is hereby amended by inserting the text “such Limited Partner and/or” after the text “controlled by” appearing therein.

9.	The first sentence of Section 13.01(b) of the Partnership Agreement is hereby restated as follows:

Subject to the provisions of this Section 13.01 and the special provisions of Sections 13.02 and 5.01(b)(iii) hereof, the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and, subject to Section 5.06 hereof, distribution of assets upon liquidation, dissolution or winding up.

10.	The last sentence of Section 13.01(c)(ii) of the Partnership Agreement is hereby restated as follows:

In connection with any repurchase or forfeiture of LTIP Units, the balance of the Capital Account of an LTIP Unitholder, if any, shall be reduced by the amount of the Capital Account attributable to the forfeited or repurchased LTIP Units, and such reduction shall be reallocated to all holders OP Units, with respect to the OP Units held by such holders of OP Units and not with respect to any LTIP Units held by such a holder of OP Units, pro rata in accordance with their respective Percentage Interests.

11.	Section 13.01(c)(iii) of the Partnership Agreement is hereby restated as follows:

(iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 5.01(b)(iii) hereof.

12.	Exhibit A of the Partnership Agreement is hereby restated in its entirely with Exhibit I to this Agreement to reflect the admission of the Additional Limited Partner to the Partnership.

13.	Exhibits B, C-1 and C-2 of the Partnership Agreement are hereby restated in their entirety with Exhibit II to this Agreement and references to Exhibits B, C-1 and C-2 in the Partnership Agreement’s Table of Contents shall be revised to reflect the revised heading to such Exhibits

14.	All capitalized terms undefined herein shall have the meanings set forth in the Partnership Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date and year first aforesaid.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL TRUST, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

INITIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL ADVISORS, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

ADDITIONAL LIMITED PARTNER:

ARC REAL ESTATE PARTNERS, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Manager

[Signature Page to First Amendment to Amended and Restated Agreement of Limited Partnership]

EXHIBIT I

EXHIBIT A

(As of August 30, 2012)

Partner	Cash Contribution	Agreed Value of non-cash Capital Contribution	OP Units	LTIP Units	Percentage Interest
General Partner:
American Realty Capital Trust, Inc. Address: 405 Park Avenue New York, New York 10022	$1,476,042,043	$0	158,478,679	0	99.95849178%
Initial Limited Partner:
American Realty Capital Advisors, LLC Address: 405 Park Avenue New York, New York 10022	$2,000	$0	20	0	0.00001261%
Additional Limited Partner:
ARC Real Estate Partners, LLC Address: 405 Park Avenue New York, New York 10022	$750,000	$0	65,789	0	0.04149561%
Limited Partners:
Nicholas S. Schorsch				4,182,227
William M. Kahane				4,182,227
TOTALS	$1,476,794,043	$0	158,544,488	8,364,454	100%

EXHIBIT II

EXHIBIT B

NOTICE OF EXERCISE OF OP UNIT CONVERSION RIGHT

In accordance with Section 8.04 of the Amended and Restated Agreement of Limited Partnership (as amended, the “Agreement”) of American Realty Capital Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for conversion ___________ OP Units in American Realty Capital Operating Partnership, L.P. in accordance with the terms of the Agreement and the OP Unit Conversion Right referred to in Section 8.04 thereof, (ii) surrenders such OP Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the OP Unit Conversion Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: __________ ___, ___
Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Please insert social security or identifying number:
Name:

EXHIBIT C-1

CERTIFICATION OF NON-FOREIGN STATUS
(FOR CONVERTING LIMITED PARTNERS THAT ARE ENTITIES)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform American Realty Capital Trust, Inc. (the “General Partner”) and American Realty Capital Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to the conversion by ___________ (“Partner”) of its OP Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is ____________.

4.	The principal business address of Partner is: ___________________, ____________ and Partner’s place of incorporation is ___________.

5.	Partner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER:

______________________________________

By: ___________________________________

Name: _________________________________
Title: __________________________________

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:

Name:

Title:

\

EXHIBIT C-2

CERTIFICATION OF NON-FOREIGN STATUS
(FOR CONVERTING LIMITED PARTNERS THAT ARE INDIVIDUALS)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform American Realty Capital Trust, Inc. (the “General Partner”) and American Realty Capital Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to my conversion of my OP Units in the Partnership, I, ____________, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is _____________.

3.	My home address is: _______________________________________.

4.	I agree to inform the General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:

Name:

Title